Exhibit 3.93

SECRETARY OF STATE

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this
[SEAL]	certificate and affix the Great Seal of
the State of California this day of

JAN 21 2004

/s/ Kevin Shelley
Secretary of State

FILED
In the office of the Secretary of State of the State of California
JUL 07 1978
[ILLEGIBLE]
By:	/s/ [ILLEGIBLE]
Deputy

ARTICLES OF INCORPORATION

OF

SEA SHELL MUSIC, INC.

I

The name of this corporation is SEA SHELL MUSIC, INC.

II

The purpose of this corporation is to engage in any lawful act of activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is: RALPH GOLDMAN, C.P.A., 9200 Sunset Boulevard, Suite 1000, Los Angeles, California 90069.

IV

The total number of shares which this corporation is authorized to issue is One Thousand (1,000), all of the same class, designated “Common Stock”.

Dated: July 6, 1978.
/s/ Lisa C. Astor
LISA C. ASTOR

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Lisa C. Astor
LISA C. ASTOR

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869101	A207562
FILED
In the office of the Secretary of State of the State of California

AUG 20 1979

[ILLEGIBLE], Secretary of State

	By:	/s/ [ILLEGIBLE]
Deputy

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

GILBERT N. SEGEL AND MARVIN MATTIS certify that:

1.             They are the president and the secretary, respectively, of SEA SHELL MUSIC, INC., a California corporation.

2.             Article I of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is SEA CHIME MUSIC, INC.”

3.             The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.             The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of share voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ Gilbert N. Segel
GILBERT N. SEGEL, President

/s/ Marvin Mattis
MARVIN MATTIS, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California, on August 17, 1979.

/s/ Gilbert N. Segel
GILBERT N. SEGEL

/s/ Marvin Mattis
MARVIN MATTIS

[SEAL]

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